Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 11

APRIL 28, 2014	GERMAN AMERICAN BANCORP, INC. (GABC)
REPORTS STRONG FIRST QUARTER PERFORMANCE

Jasper, Indiana - April 28, 2014 -- German American Bancorp, Inc. (NASDAQ: GABC) today reported another period of strong financial performance during the first quarter of 2014.  During the quarter ended March 31, 2014, German American’s reported net income of $6.3 million, which was an increase of approximately 9%, on a reported net income basis, above the net income of $5.8 million in the first quarter of 2013.  Net income per share in the current quarter increased by approximately 4% to $0.48 versus $0.46 for the comparable period of 2013.

    As compared to the first quarter results in the prior year, this year’s earnings were positively affected by a $2.0 million, or approximately 12%, increase in net interest income. This net interest income improvement was driven primarily by growth within the Company’s loan portfolio, as end of period total loans, exclusive of loans held for sale, increased by $171 million, or approximately 14%, in 2014 relative to loans outstanding as of March 31, 2013.

    Further enhancing the Company’s 2014 first quarter earnings comparison was a $1.0 million, or 23% increase, in non-interest income (exclusive of net gains on the sales of loans and securities).  This increase was driven by a $772,000 increase in insurance revenue, a $193,000 increase in investment services revenue, and a $106,000 increase in deposit service charges in 2014.  German American’s quarterly year-over-year performance was also reflective of a $385,000 decrease in net gains from securities sales, as well as a $278,000 decrease in net gains from the sale of residential mortgage loans.

    The Company’s total non-interest expenses increased by approximately $1.6 million during first quarter of 2014 compared to the same quarter of last year.  This increase was affected by the inclusion of the United Commerce Bancorp operation which was acquired by the Company effective October 1, 2013, a new financial center in Columbus, Indiana, and the roll-out of the Company’s new digital banking systems in the first quarter of 2014 operating expenses.

    “We’re pleased with our strong start in terms of financial performance during 2014, and remain very optimistic regarding the level of loan demand and economic strength we’re seeing throughout our footprint,” stated Mark A. Schroeder, German American’s Chairman & CEO.  “While the continuation of the prolonged period of depressed interest rates creates a difficult operating environment within the banking industry, it is very encouraging to have been able to post this level of financial performance to start the new year.”

    The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.16 per share which will be payable on May 20, 2014 to shareholders of record as of May 10, 2014.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 11

Balance Sheet Highlights

Total assets for the Company totaled $2.146 billion at March 31, 2014, a decrease of $17.4 million, or 1%, compared with December 31, 2013 and an increase of $167.4 million, or 9%, compared with March 31, 2013.

March 31, 2014 loans outstanding decreased by $18.0 million or approximately 5% on an annualized basis, compared with year-end 2013, and increased $170.6 million, or 14%, compared to March 31, 2013 total loans outstanding. The reduction in loans during the first quarter of 2014 compared with year-end 2013 was largely related to a seasonal decline in agricultural loans.

End of Period Loan Balances	03/31/14	12/31/13	03/31/13
(dollars in thousands)

Commercial & Industrial Loans	$344,045	$350,955	$332,142
Commercial Real Estate Loans	589,193	582,066	498,582
Agricultural Loans	174,651	192,880	164,903
Consumer Loans	128,024	130,628	114,715
Residential Mortgage Loans	131,271	128,683	86,276
	$1,367,184	$1,385,212	$1,196,618

Non-performing assets totaled $12.6 million at March 31, 2014 compared to $9.4 million of non-performing assets at year-end 2013 and $11.7 million at March 31, 2013.  Non-performing assets represented 0.59% of total assets at March 31, 2014 compared to 0.44% of total assets at December 31, 2013, and compared to 0.59% at March 31, 2013.  Non-performing loans totaled $11.8 million at March 31, 2014 compared to $8.4 million at year-end 2013 and compared to $9.9 million of non-performing loans at March 31, 2013.  Non-performing loans represented 0.86% of total loans at March 31, 2014 compared with 0.61% of total outstanding loans at year-end 2013 and 0.83% of total loans outstanding at March 31, 2013.  The increase in non-performing loans during the first quarter of 2014 was primarily attributable to a single commercial relationship.

Non-performing Assets
(dollars in thousands)
	03/31/14	12/31/13	03/31/13
Non-Accrual Loans	$11,776	$8,378	$9,944
Past Due Loans (90 days or more)	16	8	-
Total Non-Performing Loans	11,792	8,386	9,944
Other Real Estate	770	1,029	1,738
Total Non-Performing Assets	$12,562	$9,415	$11,682

Restructured Loans	$2,246	$2,418	$339

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 11

The Company’s allowance for loan losses totaled $15.5 million at March 31, 2014 representing an increase of $900,000, or 25% on an annualized basis, from year-end 2013 and a decline of $250,000, or 2%, from March 31, 2013.  The allowance for loan losses represented 1.13% of period-end loans at March 31, 2014 compared with 1.05% of period-end loans at year-end 2013 and 1.32% of period-end loans at March 31, 2013.  Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller.  The Company held a discount on acquired loans of $5.4 million as of March 31, 2014, $5.9 million at year-end 2013 and $3.1 million at March 31, 2013.

Total deposits decreased $44.4 million or 10% on an annualized basis, as of March 31, 2014 compared with December 31, 2013 total deposits and increased by $107.9 million or 7% compared with March 31, 2013.

End of Period Deposit Balances	03/31/14	12/31/13	03/31/13
(dollars in thousands)

Non-interest-bearing Demand Deposits	$409,630	$400,024	$344,027
IB Demand, Savings, and MMDA Accounts	1,015,711	1,063,098	983,170
Time Deposits < $100,000	216,227	224,361	223,913
Time Deposits > $100,000	126,207	124,673	108,799
	$1,767,775	$1,812,156	$1,659,909

Results of Operations Highlights – Quarter ended March 31, 2014

Net income for the quarter ended March 31, 2014 totaled $6,305,000 or $0.48 per share, an increase of $496,000, or 4% on a per share basis, from the first quarter of 2013 net income of $5,809,000 or $0.46 per share and a decline of $284,000, or 4% on a per share basis, from the fourth quarter of 2013 net income of $6,589,000 or $0.50 per share.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 11
Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended March 31, 2014			Quarter Ended December 31, 2013			Quarter Ended March 31, 2013

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other Short-term Investments	$12,149	$3	0.10%	$18,544	$5	0.09%	$16,831	$10	0.24%
Securities	622,127	4,260	2.74%	629,912	4,112	2.61%	634,423	3,816	2.41%
Loans and Leases	1,371,361	16,018	4.73%	1,372,391	16,471	4.77%	1,211,852	14,936	4.99%
Total Interest Earning Assets	$2,005,637	$20,281	4.08%	$2,020,847	$20,588	4.05%	$1,863,106	$18,762	4.07%

Liabilities
Demand Deposit Accounts	$405,386			$396,215			$336,472
IB Demand, Savings, and MMDA Accounts	$1,041,009	$321	0.13%	$1,054,668	$407	0.15%	$965,953	$382	0.16%
Time Deposits	340,160	715	0.85%	355,626	757	0.84%	334,679	852	1.03%
FHLB Advances and Other Borrowings	130,727	449	1.39%	125,764	480	1.51%	140,363	911	2.63%
Total Interest-Bearing Liabilities	$1,511,896	$1,485	0.40%	$1,536,058	$1,644	0.42%	$1,440,995	$2,145	0.60%

Cost of Funds			0.30%			0.32%			0.47%
Net Interest Income		$18,796			$18,944			$16,617
Net Interest Margin			3.78%			3.73%			3.60%

During the quarter ended March 31, 2014, net interest income totaled $18,196,000 representing a decline of $192,000, or 1%, from the quarter ended December 31, 2013 net interest income of $18,388,000 and an increase of $1,971,000, or 12%, compared with the quarter ended March 31, 2013 net interest income of $16,225,000.  The tax equivalent net interest margin for the quarter ended March 31, 2014 was 3.78% compared to 3.73% in the fourth quarter of 2013 and 3.60% in the first quarter of 2013.  The modest decline in net interest income in the first quarter of 2014 compared with the fourth quarter of 2013 was primarily attributable to a modestly lower level of average loans outstanding due to a seasonal decline in the Company’s agricultural loan portfolio and to a decreased amount of accretion of loan discounts on acquired loans.  The increase in net interest income during the first quarter of 2014 compared with the first quarter of 2013 was largely attributable to growth of the loan portfolio and to a significantly reduced cost of funds.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 11

The improvement in the net interest margin in the first quarter of 2014 compared with the fourth quarter of 2013 was largely attributable to increased yields on the Company’s securities portfolio and a continued decline in the Company’s cost of funds. The improvement of the net interest margin in the first quarter of 2014 compared with the first quarter of 2013 was primarily attributable to an increased level of average loans outstanding, to the improvement in the yield on the Company’s securities portfolio and to the continued decline in the Company’s cost of funds.

Accretion of loan discounts on acquired loans contributed approximately 5 basis points on an annualized basis to the net interest margin in the first quarter of 2014, 7 basis points in fourth quarter of 2013 and 8 basis points in the first quarter of 2013.

During the quarter ended March 31, 2014, the provision for loan loss totaled $350,000 representing a decline of $250,000, or 42%, from the provision of $600,000 during the fourth quarter of 2013 and was flat to the $350,000 provision during the first quarter of 2013.  During the first quarter of 2014, the provision for loan loss represented approximately 10 basis points of average loans on an annualized basis. During the first quarter of 2014, the Company had a net recovery of $550,000 representing approximately 16 basis points of average loans on an annualized basis.

During the quarter ended March 31, 2014, non-interest income totaled $6,281,000, an increase of $130,000 or 2%, compared with the quarter ended December 31, 2013, and an increase of $371,000, or 6%, compared with the first quarter of 2013.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	03/31/14	12/31/13	03/31/13
(dollars in thousands)

Trust and Investment Product Fees	$922	$925	$817
Service Charges on Deposit Accounts	1,061	1,110	955
Insurance Revenues	2,556	1,559	1,784
Company Owned Life Insurance	201	249	266
Interchange Fee Income	447	462	430
Other Operating Income	390	456	291
Subtotal	5,577	4,761	4,543
Net Gains on Loans	476	469	754
Net Gains on Securities	228	921	613
Total Non-interest Income	$6,281	$6,151	$5,910

Trust and investment product fees were flat in the first quarter of 2014 compared with the fourth quarter of 2013 and increased $105,000, or 13%, compared with first quarter of 2013.  The increase in the first quarter of 2014 compared with same period of 2013 was due to an increased level of brokerage revenues.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 11

Insurance revenues increased $997,000, or 64%, during the quarter ended March 31, 2014, compared with the fourth quarter of 2013 and increased $772,000, or 43%, compared with the first quarter of 2013.  The increase during the first quarter of 2014 compared with both the fourth quarter of 2013 and the first quarter of 2013 was due to increased contingency revenue.  Contingency revenue during the first quarter of 2014 totaled $1,049,000 compared with $246,000 during the first quarter of 2013.  The fluctuation in contingency revenue during 2014 and 2013 is a normal course of business type of variance and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency.

Net gains on sales of loans totaled $476,000 during the quarter ended March 31, 2014, an increase of  $7,000, or 1%, compared to the fourth quarter of 2013 and a decline of $278,000, or 37%, compared with the first quarter of 2013.  Loan sales totaled $21.9 million during the first quarter of 2014, compared with $26.6 million during the fourth quarter of 2013 and $42.5 million during the first quarter of 2013.

During the first quarter of 2014, the Company realized a net gain on the sale of securities of $228,000 compared with a net gain of $921,000 during the fourth quarter of 2013 and $613,000 during the first quarter of 2013.  The gain realized during the fourth quarter of 2013 included a $343,000 gain the Company realized related to the acquisition accounting treatment of the existing equity ownership position the Company held in United Commerce Bancorp at the time of acquisition.

During the quarter ended March 31, 2014, non-interest expense totaled $15,090,000, an increase of $492,000, or 3%, compared with the quarter ended December 31, 2013, and an increase of $1,628,000, or 12%, compared with the first quarter of 2013.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	03/31/14	12/31/13	03/31/13
(dollars in thousands)

Salaries and Employee Benefits	$8,424	$8,556	$7,784
Occupancy, Furniture and Equipment Expense	1,825	1,705	1,580
FDIC Premiums	275	274	255
Data Processing Fees	1,010	1,079	665
Professional Fees	692	421	661
Advertising and Promotion	478	410	490
Intangible Amortization	348	372	367
Other Operating Expenses	2,038	1,781	1,660
Total Non-interest Expense	$15,090	$14,598	$13,462

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 11

Salaries and benefits decreased $132,000, or 2%, during the quarter ended March 31, 2014 compared with the fourth quarter of 2013 and increased $640,000, or 8%, compared with the first quarter of 2013.  The decline in salaries and benefits during the first quarter of 2014 compared with the fourth quarter of 2013 was largely related to a decline in the costs related the Company’s health insurance plan and a decline in merger-related salary and benefit costs related to the acquisition of United Commerce which occurred during the fourth quarter of 2013.  The increase in salaries and benefits during the first quarter of 2014 compared with the first quarter of 2013 was largely attributable to an increased level of full-time equivalent employees.

Occupancy, furniture and equipment expense increased $120,000, or 7%, during the quarter ended March 31, 2014 compared with the fourth quarter of 2013 and increased $245,000, or 16%, compared with the first quarter of 2013.  The increase compared with the fourth quarter was largely attributable to higher costs of utilities, snow removal and other repairs and maintenance items.  The increase compared with the first quarter of 2013 was largely attributable to additional office facilities including the acquisition of United Commerce Bancorp and the opening of a full-service banking location in Columbus, Indiana.

Data processing fees declined $69,000, or 6%, during the first quarter of 2014 compared with the fourth quarter of 2013 and increased $345,000, or 52%, compared with the first quarter of 2013.  The data processing fees during the first quarter of 2014 were elevated related to costs associated with the implementation of new commercial and retail digital banking platforms late in fourth quarter of 2013 and the first quarter of 2014.  Data processing costs were elevated in the fourth quarter of 2013 related to the acquisition of United Commerce Bancorp.

Professional fees increased $271,000, or 64%, during the quarter ended March 31, 2014 compared with the fourth quarter of 2013 and increased $31,000 compared with the first quarter of 2013.  The increase during the first quarter of 2014 compared with the fourth quarter of 2013 was largely related to professional fees related to the digital banking platform upgrades and audit related costs associated with the acquisition of United Commerce Bancorp.  In addition, professional fees were generally lower in the fourth quarter of 2013 than a typical quarter for the Company.

Other operating expenses increased $257,000, or 14%, during the quarter ended March 31, 2014 compared with the fourth quarter of 2013 and increased $378,000, or 23%, compared with the first quarter of 2013.  The increase during the first quarter of 2014 as compared with both comparative periods was largely related to collection costs associated with residential loans sold on the secondary market and losses sustained from fraudulent debit card activity which resulted from a phone scam that targeted the Company’s customers during the first quarter of 2014.  The increase as compared to the first quarter of 2013 was also attributable to the acquisition of United Commerce Bancorp and the opening of the Columbus, Indiana full service banking location.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 11

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana.  German American, through its banking subsidiary German American Bancorp, operates 37 retail and commercial banking offices in 13 southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release regarding the levels of loan demand and economic strength that its management is seeing in its geographical banking footprint could be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 11

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)
Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2014	2013	2013

ASSETS
Cash and Due from Banks	$44,159	$37,370	$22,045
Short-term Investments	8,991	22,762	6,917
Interest-bearing Time Deposits with Banks	100	100	2,703
Investment Securities	613,354	606,300	631,149

Loans Held-for-Sale	9,844	9,265	25,280

Loans, Net of Unearned Income	1,364,505	1,382,382	1,193,747
Allowance for Loan Losses	(15,484)	(14,584)	(15,734)
Net Loans	1,349,021	1,367,798	1,178,013

Stock in FHLB and Other Restricted Stock	9,004	9,004	8,340
Premises and Equipment	39,983	40,430	36,527
Goodwill and Other Intangible Assets	23,516	23,864	21,190
Other Assets	48,418	46,934	46,858
TOTAL ASSETS	$2,146,390	$2,163,827	$1,979,022

LIABILITIES
Non-interest-bearing Demand Deposits	$409,630	$400,024	$344,027
Interest-bearing Demand, Savings, and
Money Market Accounts	1,015,711	1,063,098	983,170
Time Deposits	342,434	349,034	332,712
Total Deposits	1,767,775	1,812,156	1,659,909

Borrowings	159,991	140,770	114,223
Other Liabilities	11,883	10,804	18,102
TOTAL LIABILITIES	1,939,649	1,963,730	1,792,234

SHAREHOLDERS' EQUITY
Common Stock and Surplus	121,379	121,196	108,339
Retained Earnings	88,361	84,164	70,334
Accumulated Other Comprehensive Income (Loss)	(2,999)	(5,263)	8,115
TOTAL SHAREHOLDERS' EQUITY	206,741	200,097	186,788

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,146,390	$2,163,827	$1,979,022

END OF PERIOD SHARES OUTSTANDING	13,208,240	13,173,793	12,665,826

BOOK VALUE PER SHARE	$15.65	$15.19	$14.75

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 11

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)
Consolidated Statements of Income

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

INTEREST INCOME
Interest and Fees on Loans	$15,944	$16,405	$14,885
Interest on Short-term Investments and Time Deposits	3	5	10
Interest and Dividends on Investment Securities	3,734	3,622	3,475
TOTAL INTEREST INCOME	19,681	20,032	18,370

INTEREST EXPENSE
Interest on Deposits	1,036	1,164	1,234
Interest on Borrowings	449	480	911
TOTAL INTEREST EXPENSE	1,485	1,644	2,145

NET INTEREST INCOME	18,196	18,388	16,225
Provision for Loan Losses	350	600	350
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	17,846	17,788	15,875

NON-INTEREST INCOME
Net Gain on Sales of Loans	476	469	754
Net Gain on Securities	228	921	613
Other Non-interest Income	5,577	4,761	4,543
TOTAL NON-INTEREST INCOME	6,281	6,151	5,910

NON-INTEREST EXPENSE
Salaries and Benefits	8,424	8,556	7,784
Other Non-interest Expenses	6,666	6,042	5,678
TOTAL NON-INTEREST EXPENSE	15,090	14,598	13,462

Income before Income Taxes	9,037	9,341	8,323
Income Tax Expense	2,732	2,752	2,514

NET INCOME	$6,305	$6,589	$5,809

BASIC EARNINGS PER SHARE	$0.48	$0.50	$0.46
DILUTED EARNINGS PER SHARE	$0.48	$0.50	$0.46

WEIGHTED AVERAGE SHARES OUTSTANDING	13,179,188	13,164,889	12,641,842
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	13,203,701	13,191,772	12,661,692

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 11

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2014	2013	2013
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.18%	1.23%	1.17%
	Annualized Return on Average Equity	12.33%	13.07%	12.49%
	Net Interest Margin	3.78%	3.73%	3.60%
	Efficiency Ratio (1)	60.18%	58.17%	59.76%
	Net Overhead Expense to Average Earning Assets (2)	1.76%	1.67%	1.62%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	-0.16%	0.14%	0.04%
	Allowance for Loan Losses to Period End Loans	1.13%	1.05%	1.32%
	Non-performing Assets to Period End Assets	0.59%	0.44%	0.59%
	Non-performing Loans to Period End Loans	0.86%	0.61%	0.83%
	Loans 30-89 Days Past Due to Period End Loans	0.25%	0.28%	0.51%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$2,132,809	$2,145,960	$1,983,915
	Average Earning Assets	$2,005,637	$2,020,847	$1,863,106
	Average Total Loans	$1,371,361	$1,372,391	$1,211,852
	Average Demand Deposits	$405,386	$396,215	$336,472
	Average Interest Bearing Liabilities	$1,511,896	$1,536,058	$1,440,995
	Average Equity	$204,617	$201,662	$186,021

	Period End Non-performing Assets (3)	$12,562	$9,415	$11,682
	Period End Non-performing Loans (4)	$11,792	$8,386	$9,944
	Period End Loans 30-89 Days Past Due (5)	$3,386	$3,829	$6,074

	Tax Equivalent Net Interest Income	$18,796	$18,944	$16,617
	Net Charge-offs during Period	$(550)	$480	$136

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.